UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

TODCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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P r e s s R e l e a s e

Contact:                 Dale Wilhelm

Vice President & CFO

713-278-6014

NYSE SYMBOL: THE

TODCO SPECIAL MEETING OF STOCKHOLDERS

SCHEDULED FOR JULY 11, 2007

Houston, Texas, May 24, 2007—TODCO (the “Company”) (NYSE-THE) today announced that it has scheduled a special meeting of stockholders on July 11, 2007, at 9:00 a.m. Central time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, to consider and vote on the proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules Offshore, Inc., The Hercules Offshore Drilling Company, LLC, a Delaware corporation and wholly-owned subsidiary of Hercules, and the Company.

Only stockholders of record of the Company at the close of business on May 30, 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

The Company’s board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement.

Additional Information and Where to Find It

In connection with the proposed merger, Hercules has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a joint proxy statement of Hercules and TODCO and that also constitutes a prospectus of Hercules. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, TODCO AND THE MERGER.

Investors and security holders of Hercules and TODCO may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about Hercules and TODCO (when they become available), free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a request to Hercules by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com; or TODCO by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com.

Hercules, TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and TODCO in connection with the merger. Information about the directors and executive officers of Hercules and TODCO and their ownership of Hercules’ common stock is set forth in the Registration Statement on Form S-4 filed by Hercules with the SEC on April 24, 2007. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in Form 10-K/A (Amendment No. 1) which was filed with the SEC on April 24, 2007. Investors may obtain free copies of these documents from Hercules and TODCO using the contact information above. Investors may obtain additional information regarding the interests of such participants by reading the Registration Statement on Form S-4.

TODCO is a leading provider of contract oil and gas drilling services with the largest rig fleet in the shallow water of the U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”. For more information about TODCO, please go to the Company’s web site at www.theoffshoredrillingcompany.com.

2000 W. Sam Houston Pkwy, S. Suite 800 Houston, Texas 77042 713-278-6000 713-278-6101 fax